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                                                                    Exhibit 3.22

                  Office of the Mississippi Secretary of State
              P.O. Box 136, Jackson, MS 39205-0136  (601) 359-1333
                            Article of Incorporation

     The undersigned persons, pursuant to Section 7-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

     Type of corporation:   Profit

     1.   Name of corporation:                  Riverboat Corporation of
                                                Mississippi

     2.   Domicile Address is:                  211 Gay Street
                                                P.O. Box 1166
                                                McComb, MS (Pike County) 39648

     3.   The period of duration is 99 years.

     4. The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows

          Class(es): Common
          # of shares authorized: 1,000,000

     5.   The street address of its
          initial registered office is:         211 Gay Street
                                                P.O. Box 1166
                                                McComb, MS (Pike County) 39648

          and the name of its initial
          registered agent at such address is:  W.A. Wiltshire

     6.   Name and complete address of          W.A. Wiltshire
          each incorporator:                    211 Gay Street
                                                P.O. Box 1166
                                                McComb, MS (Pike County) 39648

     7.   Other Provisions:                     None


                                 Incorporator:  /s/ W.A. Wiltshire
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